Exhibit 5.1

[Akerman LLP Letterhead]

January 29, 2016

HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243

Re:     Registration Statement on Form S-4 [New York Legal Opinion]

Ladies and Gentlemen:

We have acted as New York counsel to HealthSouth Corporation, a Delaware corporation (the “Issuer”), and to each of the Subsidiary Guarantors listed on Schedule I hereto (the “Subsidiary Guarantors”) in connection with the filing by the Issuer and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of up to $350,000,000 aggregate principal amount of the Issuer’s 5.75% senior notes due November 1, 2024 (the “New 2024 Notes”) and the offer and exchange of up to $350,000,000 aggregate principal amount of the Issuer’s 5.75% senior notes due September 15, 2025 (the “New 2025 Notes”) (collectively, the New 2024 Notes and the New 2025 Notes are the “Exchange Notes”) and of the guarantees as to the payment of principal and interest on the Exchange Notes as set forth in Article V of the Fourth Supplemental Indenture, as defined below, and Article V of the Seventh Supplemental Indenture, as defined below (collectively, the “Exchange Note Guarantees”), by each of the Subsidiary Guarantors. The offer and exchange of the Exchange Notes and the Exchange Note Guarantees is sometimes collectively referred to as the “Exchange Offer”.
The Exchange Notes are to be issued pursuant to an Indenture, dated as of December 1, 2009, by and between the Issuer and Wells Fargo Bank, National Association (the “Trustee”) as successor trustee to The Bank of Nova Scotia Trust Company of New York (the “Base Indenture”); as amended and supplemented by the Fourth Supplemental Indenture, dated as of September 11, 2012, by and among the Issuer, the guarantors party thereto and the Trustee (the “Fourth Supplemental Indenture”); as further amended and supplemented by the Sixth Supplemental Indenture, dated as of August 7, 2015, by and among Issuer, the guarantors party thereto and the Trustee; and as further amended and supplemented by the Seventh Supplemental Indenture, dated as of September 16, 2015, by and among the Issuer, the guarantors party thereto and the Trustee (the “Seventh Supplemental Indenture”) (the Base Indenture, as so supplemented, the “Indenture”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.
In rendering our opinions herein, we have relied with respect to factual matters upon the truthfulness of the statements made by officers of the Issuer and the Subsidiary Guarantors in the Certificate to Counsel (defined below), the truthfulness of the representations and warranties contained in the Indenture, and the truthfulness of the factual statements made in certificates of public officials and in the Registration Statement. In addition thereto, we have reviewed and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the following:
i.the Indenture;

ii.the form of the Exchange Notes;

iii.the Registration Statement;

iv.the prospectus contained in the Registration Statement (the “Prospectus”); and

v.the certificate with respect to various factual matters signed by an officer of the Issuer and an authorized representative of each of the Subsidiary Guarantors and dated the date of this opinion (the “Certificate to Counsel”);

The Indenture and the form of Exchange Notes are sometimes collectively referred to herein as the “Transaction Documents.”

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Exchange Offer; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Transaction Documents; (d) the power of each party to the Transaction Documents to execute, deliver and perform the Transaction Documents and to do each other act done or to be done by such party; (e) the authorization by each party of each of the Transaction Documents executed and delivered or to be executed and delivered by such party; (f) the execution and delivery by each party of each of the Transaction Documents executed and delivered or to be executed and delivered by such party; and (g) except as to the Issuer and the Subsidiary Guarantors, that each of the Transaction Documents is or will be a legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms.

Subject to the assumptions, exceptions, qualifications and limitations hereinabove and hereinafter stated, it is our opinion that:

1.
When the Exchange Notes have been duly executed and delivered by the Issuer and authenticated by the Trustee in accordance with the terms of the Indenture and, when issued upon consummation of the Exchange Offer as set forth in the Registration Statement, the Exchange Notes will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

2.
When the Exchange Notes have been duly executed and delivered by the Issuer and authenticated by the Trustee in accordance with the terms of the Indenture, upon consummation of the Exchange Offer as set forth in the Registration Statement, each Exchange Note Guarantee will be the legal, valid and binding obligation of the Subsidiary Guarantor which issued such Exchange Note Guarantee, enforceable against such Subsidiary Guarantor in accordance with its terms.

Each of our opinions are subject to the following qualifications: (i) our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, or similar laws affecting the rights of creditors generally and (ii) our opinions are subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and regardless of whether such enforceability is considered in a proceeding at law or in equity.
We express opinions solely as to matters governed by the laws of the State of New York. We have acted as New York counsel to the Issuer and the Subsidiary Guarantors solely for the purpose of providing this opinion letter and for no other purpose. In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement, Prospectus or other offering material regarding the Issuer or the Subsidiary Guarantors, or regarding the Exchange Notes or Exchange Note Guarantees, or their offering and sale. Further, no opinions are provided hereunder with respect to any federal, state “blue sky” or foreign securities laws.
This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.
This opinion letter is furnished to you in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,

/s/ Akerman LLP

Akerman LLP

SCHEDULE I

LIST OF SUBSIDIARY GUARANTORS

Guarantor	State of Formation
Advantage Health, LLC	Delaware
HealthSouth Acquisition Holdings, LLC	Delaware
HealthSouth Acquisition Holdings Subsidiary, LLC	Delaware
HealthSouth Arizona Real Estate, LLC	Delaware
HealthSouth Arkansas Real Estate, LLC	Delaware
HealthSouth Aviation, LLC	Delaware
HealthSouth Bakersfield Rehabilitation Hospital, LLC	Delaware
HealthSouth Bryan Holdings, LLC	Delaware
HealthSouth California Real Estate, LLC	Delaware
HealthSouth Cardinal Hill Rehabilitation Hospital, LLC	Delaware
HealthSouth Colorado Real Estate, LLC	Delaware
HealthSouth Deaconess Holdings, LLC	Delaware
HealthSouth East Valley Rehabilitation Hospital, LLC	Delaware
HealthSouth GKBJH Holdings, LLC	Delaware
HealthSouth Harmarville Rehabilitation Hospital, LLC	Delaware
HealthSouth Johnson City Holdings, LLC	Delaware
HealthSouth Joint Ventures Holdings, LLC	Delaware
HealthSouth Kansas Real Estate, LLC	Delaware
HealthSouth Kentucky Real Estate, LLC	Delaware
HealthSouth Littleton Rehabilitation, LLC	Delaware
HealthSouth Martin County Holdings, LLC	Delaware
HealthSouth Maryland Real Estate, LLC	Delaware
HealthSouth Massachusetts Real Estate, LLC	Delaware
HealthSouth Middletown Rehabilitation Hospital, LLC	Delaware
HealthSouth Nevada Real Estate, LLC	Delaware
HealthSouth New Mexico Real Estate, LLC	Delaware
HealthSouth North Houston GP, LLC	Delaware
HealthSouth Northern Kentucky Rehabilitation Hospital, LLC	Delaware
HealthSouth of East Tennessee, LLC	Delaware
HealthSouth of Erie, LLC	Delaware
HealthSouth of Fort Smith, LLC	Delaware
HealthSouth of Toms River, LLC	Delaware
HealthSouth of York, LLC	Delaware
HealthSouth Ohio Real Estate, LLC	Delaware
HealthSouth Owned Hospitals Holdings, LLC	Delaware
HealthSouth Pennsylvania Real Estate, LLC	Delaware
HealthSouth Plano Rehabilitation Hospital, LLC	Delaware
HealthSouth Properties, LLC	Delaware
HealthSouth Reading Rehabilitation Hospital, LLC	Delaware
HealthSouth Real Estate, LLC	Delaware
HealthSouth Real Property Holding, LLC	Delaware

Guarantor	State of Formation
HealthSouth Rehabilitation Hospital at Drake, LLC	Delaware
HealthSouth Rehabilitation Hospital of Abilene, LLC	Delaware
HealthSouth Rehabilitation Hospital of Arlington, LLC	Delaware
HealthSouth Rehabilitation Hospital of Beaumont, LLC	Delaware
HealthSouth Rehabilitation Hospital of Braintree, LLC	Delaware
HealthSouth Rehabilitation Hospital of Charleston, LLC	South Carolina
HealthSouth Rehabilitation Hospital of Cincinnati, LLC	Delaware
HealthSouth Rehabilitation Hospital of Cypress, LLC	Delaware
HealthSouth Rehabilitation Hospital of Dallas, LLC	Delaware
HealthSouth Rehabilitation Hospital of Dayton, LLC	Delaware
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC	Delaware
HealthSouth Rehabilitation Hospital of Fort Worth, LLC	Delaware
HealthSouth Rehabilitation Hospital of Fredericksburg, LLC	Delaware
HealthSouth Rehabilitation Hospital of Gadsden, LLC	Delaware
HealthSouth Rehabilitation Hospital of Henderson, LLC	Delaware
HealthSouth Rehabilitation Hospital of Humble, LLC	Delaware
HealthSouth Rehabilitation Hospital of Largo, LLC	Delaware
HealthSouth Rehabilitation Hospital of Las Vegas, LLC	Delaware
HealthSouth Rehabilitation Hospital of Marion County, LLC	Delaware
HealthSouth Rehabilitation Hospital of Mechanicsburg, LLC	Delaware
HealthSouth Rehabilitation Hospital of Miami, LLC	Delaware
HealthSouth Rehabilitation Hospital of Midland/Odessa, LLC	Delaware
HealthSouth Rehabilitation Hospital of Modesto, LLC	Delaware
HealthSouth Rehabilitation Hospital of New England, LLC	Delaware
HealthSouth Rehabilitation Hospital of New Mexico, LLC	Delaware
HealthSouth Rehabilitation Hospital of Newnan, LLC	Delaware
HealthSouth Rehabilitation Hospital of Northern Virginia, LLC	Delaware
HealthSouth Rehabilitation Hospital of Petersburg, LLC	Delaware
HealthSouth Rehabilitation Hospital of Richardson, LLC	Delaware
HealthSouth Rehabilitation Hospital of Round Rock, LLC	Delaware
HealthSouth Rehabilitation Hospital of Sarasota, LLC	Delaware
HealthSouth Rehabilitation Hospital of Seminole County, LLC	Delaware
HealthSouth Rehabilitation Hospital of Sewickley, LLC	Delaware
HealthSouth Rehabilitation Hospital of South Austin, LLC	Delaware
HealthSouth Rehabilitation Hospital of South Jersey, LLC	Delaware
HealthSouth Rehabilitation Hospital of Sugar Land, LLC	Delaware
HealthSouth Rehabilitation Hospital of Tallahassee, LLC	Delaware
HealthSouth Rehabilitation Hospital of the Mid-Cities, LLC	Delaware
HealthSouth Rehabilitation Hospital of Utah, LLC	Delaware
HealthSouth Rehabilitation Hospital of Vintage Park, LLC	Delaware
HealthSouth Rehabilitation Institute of Tucson, LLC	Alabama
HealthSouth Savannah Holdings, LLC	Delaware
HealthSouth Scottsdale Rehabilitation Hospital, LLC	Delaware
HealthSouth Sea Pines Holdings, LLC	Delaware
HealthSouth South Carolina Real Estate, LLC	Delaware

Guarantor	State of Formation
HealthSouth Sunrise Rehabilitation Hospital, LLC	Delaware
HealthSouth Support Companies, LLC	Delaware
HealthSouth Texas Real Estate, LLC	Delaware
HealthSouth Tucson Holdings, LLC	Delaware
HealthSouth Tulsa Holdings, LLC	Delaware
HealthSouth Utah Real Estate, LLC	Delaware
HealthSouth Valley of the Sun Rehabilitation Hospital, LLC	Delaware
HealthSouth Virginia Real Estate, LLC	Delaware
HealthSouth Walton Rehabilitation Hospital, LLC	Delaware
HealthSouth West Virginia Real Estate, LLC	Delaware
HealthSouth Westerville Holdings, LLC	Delaware
New England Rehabilitation Management Co., LLC	New Hampshire
Print Promotions Group, LLC	Delaware
Rebound, LLC	Delaware
Rehabilitation Hospital Corporation of America, LLC	Delaware
Rehabilitation Hospital of Plano, LLC	Delaware
Rehabilitation Institute of Western Massachusetts, LLC	Massachusetts

CMS Jonesboro Rehabilitation, Inc.	Delaware
Continental Medical of Arizona, Inc.	Delaware
Continental Medical Systems, Inc.	Delaware
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware
HEALTHSOUTH of Dothan, Inc.	Alabama
HEALTHSOUTH of Nittany Valley, Inc.	Delaware
HEALTHSOUTH of South Carolina, Inc.	Delaware
HEALTHSOUTH of Spring Hill, Inc.	Delaware
HEALTHSOUTH of Treasure Coast, Inc.	Delaware
HEALTHSOUTH of Yuma, Inc.	Delaware
HEALTHSOUTH Rehabilitation Center, Inc.	South Carolina
HEALTHSOUTH Rehabilitation Center of New Hampshire, Inc.	Delaware
HealthSouth Rehabilitation Hospital of Austin, Inc.	Delaware
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.	Delaware
HealthSouth Rehabilitation Hospital of Montgomery, Inc.	Alabama
HealthSouth Rehabilitation Hospital of San Juan, Inc.	Delaware
HealthSouth Rehabilitation Hospital of Texarkana, Inc.	Delaware
HealthSouth Rehabilitation Hospital The Woodlands, Inc.	Delaware
HealthSouth Rehabilitation Institute of San Antonio (RIOSA), Inc.	Delaware
Lakeshore System Services of Florida, Inc.	Florida
Rehab Concepts Corp.	Delaware
Rehabilitation Hospital of Colorado Springs, Inc.	Delaware
Reliant Blocker Corp.	Delaware
Sherwood Rehabilitation Hospital, Inc.	Delaware
Tarrant County Rehabilitation Hospital, Inc.	Texas
Tyler Rehabilitation Hospital, Inc.	Texas
Western Neuro Care, Inc.	Delaware

Guarantor	State of Formation

Lakeview Rehabilitation Group Partners	Kentucky
Southern Arizona Regional Rehabilitation Hospital, L.P.	Delaware
Western Medical Rehab Associates, L.P.	Delaware